SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01.  Entry into a Material Definitive Agreement

Amendment to Revolving Credit Facility

On September 22, 2011, we entered into an amendment of our Third Amended and Restated Credit Agreement dated as of November 10, 2010 (the “Credit Agreement”), with General Electric Capital Corporation, as agent, and a syndicate of lenders for a secured revolving credit facility. The amendment provides for certain favorable changes to our LIBOR floor rate and gives us greater flexibility regarding permitted acquisitions and stock repurchases, and also provides for, among other things, the following:

•	A one year extension of the maturity date of the Credit Agreement to March 20, 2015.

•
A decrease in the interest rates applicable to our outstanding borrowings under the credit facility, such that the margin added to the index rate will decrease 50 basis points to between 0.75% - 1.25% and the margin added to the LIBOR rate will decrease 100 basis points to between 1.75% - 2.25%, in each case depending upon the level of excess formula availability as defined in the Credit Agreement. As of the effective date of the amendment, the margin added to the index rate will be 0.75% and the margin added to the LIBOR rate will be 1.75%.

We maintain ordinary banking relationships with General Electric Capital Corporation, certain of the other lenders and their respective affiliates. For these services, the parties have received, and may in the future receive, customary compensation and expense reimbursement.

Amendment to Canadian Credit Agreement

On September 22, 2011, we amended our Canadian credit agreement with GE Canada Finance Holding Company, for itself and as agent for the lenders. The amendment provides for the extension of the maturity date of the Canadian credit agreement to March 20, 2015.

The descriptions set forth above are qualified by (a) Amendment No. 1 to Third Amended and Restated Credit Agreement filed herewith as exhibit 10.28 and (b) Amendment No. 7 to Credit Agreement filed herewith as exhibit 10.29.

Item 9.01.  Financial Statements and Exhibits

(c)            Exhibits.

10.28
Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of September 22, 2011, among Standard Motor Products, Inc., as borrower and the other credit parties thereto, and General Electric Capital Corp., as agent and lender, Bank of America, N.A. and Wells Fargo Capital Finance, LLC, as lenders and co-syndication agents, JPMorgan Chase Bank, N.A., as lender and as documentation agent, and the other lenders thereto.

10.29
Amendment No. 7 to Credit Agreement, dated as of September 22, 2011, among SMP Motor Products, Ltd., as borrower and the other credit parties thereto, and GE Canada Finance Holding Company, as lender and agent, and the other lenders thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: September 26, 2011

Exhibit Index

Exhibit No.	Description

10.28
Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of September 22, 2011, among Standard Motor Products, Inc., as borrower and the other credit parties thereto, and General Electric Capital Corp., as agent and lender, Bank of America, N.A. and Wells Fargo Capital Finance, LLC, as lenders and co-syndication agents, JPMorgan Chase Bank, N.A., as lender and as documentation agent, and the other lenders thereto.

10.29
Amendment No. 7 to Credit Agreement, dated as of September 22, 2011, among SMP Motor Products, Ltd., as borrower and the other credit parties thereto, and GE Canada Finance Holding Company, as lender and agent, and the other lenders thereto.